UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2016

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

600 B Street, Suite 100, San Diego, California 92101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 269-6800

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 13, 2016, Kenneth D. Denman was appointed to the Board of Directors of Mitek Systems, Inc. (the “Board”). In connection with his appointment to the Board, Mr. Denman was granted an option to purchase 40,000 shares of Mitek Systems, Inc. (the “Company”) and 15,385 restricted stock units, each of which will vest on the one year anniversary of the date of grant. As a non-employee director, Mr. Denman will be entitled to receive the Company’s standard fees for his service as a member of the Board.

The Company intends to enter into its standard form of indemnification agreement with Mr. Denman, a copy of which was filed as Exhibit 10.21 to the Company’s Form 10-K filed with the Securities Exchange Commission on December 5, 2014 and is incorporated herein by reference.

On December 13, 2016, the Company issued a press release announcing the appointment of Mr. Denman as a member of the Board, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued on December 13, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

By:	/s/ Russell C. Clark
Russell C. Clark
Chief Financial Officer

Date: December 13, 2016